Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for First Quarter Fiscal 2012

 Q1 Highlights: Revenue Growth and Service Gross Margin Improvement

SUNNYVALE, Calif., November 8, 2011 — Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today financial results for the first quarter of fiscal 2012 that ended September 30, 2011. On June 10, 2011, Accuray completed the acquisition of TomoTherapy. As a result, the first quarter financial data presented reflect the consolidation of both Accuray and TomoTherapy.  Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.  For the first quarter of fiscal 2012, Accuray reported total consolidated GAAP revenue of $100.5 million and non-GAAP total revenue of $95.7 million. By comparison, for the quarter ended September 30, 2010 the sum of the revenue reported by Accuray and TomoTherapy as separate companies if combined totaled $81.7 million. Revenue in the first quarter of fiscal 2012 was driven by strong TomoTherapy System installations.

The consolidated GAAP gross profit margin for the first quarter of fiscal 2012 was 31.7 percent for products and 13.9 percent for services.  The consolidated non-GAAP gross profit margin for the first quarter of fiscal 2012 was 52.4 percent for products and 12.1 percent for services.  Positive service gross margins were driven by improvement in the TomoTherapy service business, in addition to one-time service revenue items.

Consolidated GAAP net loss attributable to stockholders for the first quarter of fiscal 2012 was $26.5 million, or $0.38 per share.  Non-GAAP net loss for the first quarter of fiscal 2012 was $11.0 million or $0.16 per share. By comparison, for the quarter ended September 30, 2010 the sum of the net loss reported by Accuray and TomoTherapy as separate companies if combined totaled $16.6 million.

During the first quarter of fiscal 2012, $39.2 million of new system orders were added to backlog, resulting in a total system backlog of $270.8 million, a decrease of 6.2 percent from the prior quarter. Current agreements with some distributors of our TomoTherapy systems do not require deposits to accompany system orders. Accordingly, orders placed by such distributors since July 1, 2011 without a deposit have not been entered into backlog.

During the first quarter of fiscal 2012, 24 units were shipped and 16 were installed, increasing the worldwide Accuray installed base to 598 systems.

“We are pleased with the steady progress being made with integrating the two companies, highlighted by improving service gross margins,” said Euan Thomson, president and chief executive officer of Accuray Incorporated. “The strong revenue generated in the first quarter is reflective of the growing interest in both CyberKnife and TomoTherapy technologies.”

Accuray’s cash, cash equivalents and restricted cash totaled $143.4 million as of September 30, 2011.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2012 Accuray expects that revenue will be in the range of $400 million to $415 million (non-GAAP) or $409 million to $424 million (GAAP).

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Tuesday, November 8, 2011 at 2:00 p.m. PST / 5:00 p.m. EST. The conference call dial-in numbers are 1-800-798-2884 (USA) or +1-617-614-6207 (International), Conference ID:  13731949. A live webcast of the call will also be available from the Investor Relations section on the company’s website at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or +1-617-801-6888 (International), Conference ID: 47941705, beginning at 5:00 p.m. PST / 8:00 p.m. EST, November 8, 2011 and will be available through November 22, 2011. A webcast replay will also be available from the Investor Relations section of the company’s website at www.accuray.com from approximately 5:00 p.m. PST / 8:00 p.m. EST today through Accuray’s release of its results for the second quarter of fiscal 2012, ending December 31, 2011.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date, more than 200,000 patients worldwide have been treated using the company’s technologies and more than 598 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including those concerning Accuray’s expectations about revenue for fiscal year 2012, the portion of revenue attributable to product revenue, profitability, gross margins, shipments and installations and backlog. Except for the historical information contained herein, the matters set forth in this press release, including Accuray’s expectations about revenue for fiscal year 2012 are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: range of treatment options, clinical applications, and market acceptance of products, integration efforts, revenue, gross margins, improvements in serviceability and reliability and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for our 2011 fiscal year filed on September 19, 2011, our report on Form 10-Q for our first quarter of fiscal 2012 filed on even date herewith, as well as our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

# # #

Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,
	2011	2010
Net revenue:
Products	$56,174	$19,916
Services	43,401	17,734
Other	876	418
Total net revenue	100,451	38,068
Cost of revenue:
Cost of products	38,373	7,497
Cost of services	37,349	11,800
Cost of other	301	534
Total cost of revenue	76,023	19,831
Gross profit	24,428	18,237
Operating expenses:
Selling and marketing	13,581	7,760
Research and development	20,565	8,047
General and administrative	14,969	8,559
Total operating expenses	49,115	24,366
Loss from operations	(24,687)	(6,129)
Other income (expense), net	(2,858)	1,616
Loss before provision for income taxes	(27,545)	(4,513)
Provision for income taxes	538	127
Net loss	(28,083)	(4,640)
Noncontrolling interest	(1,573)	—
Net loss attributable to stockholders	$(26,510)	$(4,640)

Net loss per common share, basic and diluted:
Basic	$(0.38)	$(0.08)
Diluted	$(0.38)	$(0.08)

Weighted average common shares outstanding used in computing net loss per share:
Basic	70,263	58,667
Diluted	70,263	58,667

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$558	$463
Selling and marketing	$229	$244
Research and development	$602	$674
General and administrative	$1,220	$1,115

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	June 30,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$140,150	$95,906
Restricted cash	3,284	3,172
Accounts receivable, net of allowance for doubtful accounts of $1,066 and $324 at September 30, 2011 and June 30, 2011, respectively	77,913	61,853
Inventories	83,318	97,836
Prepaid expenses and other current assets	17,868	21,115
Deferred cost of revenue—current	8,690	5,840
Total current assets	331,223	285,722

Property and equipment, net	41,963	44,823
Goodwill	55,858	54,474
Intangible assets, net	61,952	66,039
Deferred cost of revenue—noncurrent	3,129	2,258
Other assets	5,910	2,468
Total assets	$500,035	$455,784
Liabilities and equity
Current liabilities:
Accounts payable	$24,763	$38,645
Accrued expenses	48,945	70,418
Customer advances—current	23,971	25,829
Deferred revenue—current	74,441	68,152
Total current liabilities	172,120	203,044
Long-term liabilities:
Long-term other liabilities	5,897	6,321
Deferred revenue—noncurrent	6,438	6,092
Long-term debt	76,559	—
Total liabilities	261,014	215,457

Commitments and contingencies

Equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 72,530,843 and 72,199,837 shares at September 30, 2011 and June 30, 2011, respectively; outstanding: 70,390,825 and 70,059,819 shares at September 30, 2011 and June 30, 2011, respectively.	70	70
Additional paid-in capital	399,905	373,963
Accumulated other comprehensive income	962	127
Accumulated deficit	(170,895)	(144,385)
Total stockholders’ equity	230,042	229,775
Noncontrolling interest	8,979	10,552
Total equity	239,021	240,327
Total liabilities and equity	$500,035	$455,784

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended September 30, 2011. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statement of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time charges while others are expected to be incurred over fiscal 2012 for the integration of TomoTherapy.

To reflect the on-going core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non- GAAP basis as well as in accordance with GAAP for the three months ended September 30, 2011. We use the following measures, which are not calculated in accordance with GAAP: non-GAAP revenues, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP net income (loss) attributable to stockholders, non-GAAP net income (loss) per basic share, and non-GAAP net income (loss) per diluted share.  The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP. Further, our reconciliations of GAAP to non-GAAP operating results are presented solely to facilitate a reader’s understanding of the impact of the various adjustments to our GAAP operating results, individually and in the aggregate, and are not intended to place any undue prominence on our non-GAAP operating results.  For comparison purposes, we have also presented our pro forma results for the three months ended September 30, 2010 based on the combined total of the financial results, previously reported by Accuray and TomoTherapy as separate companies. The pro forma results did not include any impacts on revenues or expenses related to the acquisition during this period. Please refer to the pro forma financial results tables starting on page 9 for additional details.

Revenues

	GAAP Q1’12	Adjustments		Non- GAAP Q1’12	Pro forma Combined Results Q1’11
Products	$56,174	$348	(A)	$56,522	$49,675
Services	43,401	(5,068	)(B)	38,333	31,557
Other	876	—		876	418
Total	$100,451	$(4,720)		$95,731	$81,650

(A)

As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the quarter ended September 30, 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.3 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)

As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the quarter ended September 30, 2011 was $5.1 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred.

Cost of Revenues

	GAAP Q1’12	Adjustments		Non-GAAP Q1’12	Pro forma Combined Results Q1’11
Products	$38,373	$(11,491	)(C)	$26,882	$23,730
Services	37,349	(3,644	)(D)	33,705	32,139
Other	301	—		301	534
Total	$76,023	$(15,135)		$60,888	$56,403

(C)

Products cost of revenues included the following charges arising from the acquisition of TomoTherapy: $7.6 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition from cost basis to fair value, $3.8 million for amortization of intangible assets created by the acquisition, and $0.1 million due to employee severance and retention expenses.

(D)

Services cost of revenues included the following charges and reductions to expenses arising from the acquisition of TomoTherapy: $3.6 million charge due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $1.3 million reduction in expense due to the roll out of fair value increases in warranty and loss contracts reserves for the periods of service consumed, $0.1 million charge for property, plant and equipment revaluation, and $1.2 million charge due to employee severance and retention expenses.

Gross Profit

	GAAP Q1’12	Adjustments	Non-GAAP Q1’12	Pro forma Combined Results Q1’11
Products	$17,801	$11,839	$29,640	$25,945
Services	6,052	(1,424)	4,628	(582)
Other	575	—	575	(116)
Total	$24,428	$10,415	$34,843	$25,247

Gross Profit Margin

	GAAP Q1’12	Adjustments	Non-GAAP Q1’12	Pro forma Combined Results Q1’11
Products	31.7%	20.7%	52.4%	52.2%
Services	13.9%	(1.8)%	12.1%	(1.8)%
Other	65.6%	—	65.6%	(27.8)%
Total	24.3%	12.1%	36.4%	30.9%

Operating Expenses

	GAAP Q1’12	Adjustments		Non-GAAP Q1’12	Pro forma Combined Results Q1’11
Selling and Marketing	$13,581	$(1,724	)(E)	$11,857	$15,015
Research and Development	20,565	(301	)(F)	20,264	16,275
General and Administrative	14,969	(2,381	)(G)	12,588	15,694
Total	$49,115	$(4,406)		$44,709	$46,984

(E)	Includes $0.8 million charge due to employee severance and retention expenses, $0.9 million due to preparation for integration of work forces and operations.

(F)	Includes $0.3 million charge primarily due to employee severance and retention expenses.

(G)

Includes $0.9 million charge due to employee severance and retention expenses, $1.0 million of charges related to preparation for integration of work forces and operations, and $0.5 million charge for property, plant and equipment revaluation.

Net Loss Attributable to Stockholders

GAAP Q1’12	Adjustments	Non-GAAP Q1’12	Pro forma Combined Results Q1’11
Loss From Operations	$(24,687)	$14,821	(H)	$(9,866)	$(21,737)
Other Income (expense), net	(2,858)	639	(I)	(2,219)	3,493
Provision For Income Taxes	538	—	538	174
Noncontrolling Interest	(1,573)	—	(1,573)	(1,842)
Net Loss Attributable to Stockholders	$(26,510)	$15,460	$(11,050)	$(16,576)

Net Loss Per Share - Basic and Diluted	$(0.38)	$0.22	$(0.16)	$(0.24)

Weighted Average Common Shares outstanding - Basic and Diluted	70,263	70,263	67,780	(J)

(H)	Represents impact of all adjustments (A) through (G) on Loss From Operations.

(I)	Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(J)

Represents weighted average common shares outstanding used to compute our basic and diluted net loss per share as disclosed in our Form 10Q for the quarter ended September 30, 2010, adjusted to reflect the acquisition of Tomo Therapy as if it occurred on July 1, 2010.

Pro forma financial tables

Tables below represent combined total financial results as previously reported by Accuray and TomoTherapy separately for the quarter ended September 30, 2010.

Revenues

	Accuray Q1’11	Tomo Q1’11	Combined
Products	$19,916	$29,759	$49,675
Services	17,734	13,823	31,557
Other	418	—	418
Total	$38,068	$43,582	$81,650

Cost of Revenues

	Accuray Q1’11	Tomo Q1’11	Combined
Products	$7,497	$16,233	$23,730
Services	11,800	20,339	32,139
Other	534	—	534
Total	$19,831	$36,572	$56,403

Gross Profit

	Accuray Q1’11	Tomo Q1’11	Combined
Products	$12,419	$13,526	$25,945
Services	5,934	(6,516)	(582)
Other	(116)	—	(116)
Total	$18,237	$7,010	$25,247

Gross Profit Margin

	Accuray Q1’11	Tomo Q1’11	Combined
Products	62.4%	45.5%	52.2%
Services	33.5%	(47.1)%	(1.8)%
Other	(27.8)%	—	(27.8)%
Total	47.9%	16.1%	30.9%

Operating Expenses

	Accuray Q1’11	Tomo Q1’11	Combined
Selling and Marketing	$7,760	$7,255	$15,015
Research and Development	8,047	8,228	16,275
General and Administrative	8,559	7,135	15,694
Total	$24,366	$22,618	$46,984

Net Loss Attributable to Stockholders

Accuray Q1’11	Tomo Q1’11	Combined
Loss From Operations	$(6,129)	$(15,608)	$(21,737)
Other Income	1,616	1,877	3,493
Provision For Income Taxes	127	47	174
Noncontrolling Interest	(1,842)	(1,842)
Net Loss Attributable to Stockholders	$(4,640)	$(11,936)	$(16,576)

Net Loss Per Share - Basic and Diluted	$(0.08)	$(0.23)	$(0.24)

Weighted Average Common Shares outstanding - Basic and Diluted	58,667	51,934	67,780	(A)

(A)

Represents weighted average common shares outstanding used to compute our basic and diluted net loss per share as disclosed in our Form 10Q for the quarter ended September 30, 2010, adjusted to reflect the acquisition of Tomo Therapy as if it occurred on July 1, 2010.